UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): October 23, 2009

L-3 Communications Holdings, Inc.
L-3 Communications Corporation

(Exact Name of Registrants as Specified in Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-14141	13-3937434
333-46983	13-3937436

(Commission File Numbers)	(IRS Employer Identification Nos.)

600 Third Avenue, New York, New York	10016

(Address of Principal Executive Offices)	(Zip Code)
(212) 697-1111

(Registrants’ Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS
ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
AND
SECTION 2 – FINANCIAL INFORMATION
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
     On October 23, 2009, in connection with its entry into a new credit agreement on such date (as discussed below), L-3 Communications Corporation (“L-3 Communications”), a wholly-owned subsidiary of L-3 Communications Holdings, Inc. (“Holdings”), terminated its Amended and Restated Credit Agreement dated as of July 29, 2005 (as amended, supplemented or otherwise modified from time to time) (the “Prior Credit Agreement”) among L-3 Communications, the guarantors party thereto, the several lenders from time to time party thereto and Bank of America, N.A. (“Bank of America”), as administrative agent, swing line lender and an L/C issuer.
     The Prior Credit Agreement provided for total aggregate borrowings of $1,000,000,000 under a revolving facility, up to $750,000,000 under a term loan facility, swing line loans made available by the swing line lender and L/C credit advances. The loans under the Prior Credit Agreement were due and payable on March 9, 2010 and were (1) base rate loans, which bore interest at a rate equal to the sum of (A) the highest of the Federal Funds Rate plus 1/2 of 1% and the Bank of America prime rate as publicly announced from time to time (the “Base Rate”) plus (B) the Applicable Rate as defined in the Prior Credit Agreement, and/or (2) eurodollar loans, which bore interest at a rate equal to the Eurodollar Rate as defined in the Prior Credit Agreement plus the Applicable Rate. The Applicable Rate for base rate loans ranged from 0% to 0.750%, and the Applicable Rate for eurodollar loans ranged from 0.625% to 1.750%, in each case based on L-3 Communications’ non-credit enhanced senior unsecured debt rating.
     L-3 Communications did not incur any early termination penalties in connection with the termination of the Prior Credit Agreement.
     On October 23, 2009, L-3 Communications also entered into a new credit agreement (the “Revolving Credit Agreement”), among L-3 Communications, the guarantors party thereto, the several lenders from time to time party thereto and Bank of America, as administrative agent, swing line lender and an L/C issuer.
     The Revolving Credit Agreement provides for total aggregate borrowings of $1,000,000,000 under a revolving credit facility, swing line loans made available by the swing line lender and L/C credit advances. The loans under the Revolving Credit Agreement are due and payable on October 23, 2012 and may be (1) base rate loans, which shall bear interest at a rate equal to the sum of the Applicable Rate, as defined in the Revolving Credit Agreement and the highest of (A) the Federal Funds Rate plus 1/2 of 1%, (B) the Eurodollar Rate, as defined in the Revolving Credit Agreement for a one-month interest period, plus 1%, and (C) Bank of America’s prime rate, and/or (2) eurodollar loans, which shall bear interest at a rate equal to the Eurodollar Rate, as defined in the Revolving Credit Agreement plus the Applicable Rate. The Applicable Rate for base rate loans ranges from 1.25% to 3.00%, and the Applicable Rate for eurodollar loans ranges from 2.25% to 4.00%, in each case based on L-3 Communications’ non-credit enhanced senior unsecured debt rating.
     The Revolving Credit Agreement contains customary representations and warranties, events of default and covenants, including, among other things, covenants that restrict the ability of L-3 Communications and certain of its subsidiaries to create or permit liens on assets, make certain investments and certain payments with respect to its equity interests and engage in certain mergers or consolidations. The Revolving Credit Agreement also contains financial covenants restricting L-3 Communications’ consolidated interest coverage ratio, consolidated leverage ratio and consolidated senior leverage ratio. The Prior Credit Agreement required L-3 Communications’ consolidated leverage ratio to be less than or equal to (1) 4.5 to 1.0 for each fiscal quarter ending on or prior to December 31, 2005, (2) 4.25 to 1 for the fiscal quarter ending on March 31, 2006 and (3) 4.0 to 1.0 for each fiscal quarter ending on or after June 30, 2006. The Revolving Credit Agreement requires L-3 Communications’ consolidated leverage ratio to be less than 4.0 to 1.0. Extensions of credit under the Revolving Credit Facility are guaranteed by substantially all of L-3 Communications’ wholly-owned material domestic subsidiaries until certain ratings thresholds are reached.
     The lenders under the Revolving Credit Agreement and their affiliates have provided and may, from time to time, continue to provide investment banking, financial advisory and other services to Holdings and L-3 Communications, for which they have received customary fees and reimbursement of expenses, and for which they expect to receive customary fees and reimbursement of expenses, respectively. The foregoing description is qualified in its entirety by reference to the Revolving Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (D) EXHIBITS.

Exhibit
Number	Title
10.1	Credit Agreement, dated as of October 23, 2009, among L-3 Communications Corporation, the guarantors party thereto, the several lenders from time to time party thereto, and Bank of America, N.A., as administrative agent, swing line lender and an L/C issuer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION
By:	/s/ Allen E. Danzig
	Name:	Allen E. Danzig
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Dated: October 23, 2009